Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of NexGen Biofuels Ltd.(the “Company”) on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. Ram Ajjarapu, Interim Chief Financial Officer of the Company, certify to my knowledge pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, following due inquiry, I believe that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company  and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

LAXAI PHARMA LTD.

April 15, 2010	By:	/s/ J. Ram Ajjarapu
J Ram Ajjarapu
Interim Chief Financial Officer